UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

ALPHA PRO TECH, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario	L3R 9R2
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-0654

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alpha Pro Tech, Ltd. (the “Company”) was held on June 3, 2014. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees to serve as directors during the ensuing year. The result of the vote taken at the Annual Meeting was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Sheldon Hoffman	5,192,198	1,679,553	6,658,156

Alexander W. Millar	5,300,007	1,571,744	6,658,156

Danny Montgomery	5,498,148	1,373,603	6,658,156

John Ritota	6,061,181	810,570	6,658,156

Russell Manock	6,076,338	795,413	6,658,156

David B. Anderson	4,789,038	2,082,713	6,658,156

David R. Garcia	6,064,698	807,053	6,658,156

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm. The shareholders ratified the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain

12,281,843	610,170	637,894

Proposal 3 – Advisory Vote on Executive Compensation. The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2014 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes

5,925,704	902,316	43,730	6,658,157

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: June 5, 2014	By:	/s/ Lloyd Hoffman
Lloyd Hoffman
Chief Financial Officer